UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 24, 2018

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-2979	No. 41-0449260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Montgomery Street, San Francisco, California 94104

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 1-866-249-3302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Article FOURTH of the Restated Certificate of Incorporation, as amended, of Wells Fargo & Company (the “Company”) authorizes the issuance from time to time of shares of Preferred Stock, without par value. On January 24, 2018, the Company filed with the Delaware Secretary of State a Certificate of Designation which, effective upon filing, designated a series of such Preferred Stock as “2018 ESOP Cumulative Convertible Preferred Stock,” authorized 1,100,000 shares of 2018 ESOP Cumulative Convertible Preferred Stock, and set forth the voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the 2018 ESOP Cumulative Convertible Preferred Stock which are not fixed by the Company’s Restated Certificate of Incorporation.

The Certificate of Designation for the 2018 ESOP Cumulative Convertible Preferred Stock is filed herewith as Exhibit 3(a) and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3(a)	Certificate of Designation for the Company’s 2018 ESOP Cumulative Convertible Preferred Stock, filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 26, 2018	WELLS FARGO & COMPANY

	By:	/s/ Anthony R. Augliera
Anthony R. Augliera
Executive Vice President and Secretary